UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2026

VIASAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21767	33-0174996
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6155 El Camino Real

Carlsbad, California 92009

(Address of principal executive office, including zip code)

Registrant’s telephone number, including area code: (760) 476-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VSAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

The information set forth in Item 5.02 related to the Cooperation Agreement (as defined below) is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2026, the Board of Directors (the “Board”) of Viasat, Inc. (the “Company”) appointed Shekar Ayyar to serve as an independent Class II director with an initial term expiring at the Company’s 2028 annual meeting of stockholders and Jinhy Yoon as an independent Class I director, with an initial term expiring at the Company’s 2027 annual meeting of stockholders (“2027 Annual Meeting”). With the appointment of Mr. Ayyar and Ms. Yoon, the Board now consists of ten members, eight of whom are independent directors.

Shekar Ayyar is Chairman and Chief Executive Officer of Arrcus, Inc., a networking software company focused on AI infrastructure, data centers and communications networks. He is a seasoned technology executive with significant experience leading growth businesses and strategic initiatives across cloud, networking and communications infrastructure. He previously held senior leadership roles at VMware, including as Executive Vice President and General Manager of the company’s Telco and Edge Cloud business and as Executive Vice President of Strategy and Corporate Development. He also served on the board of Altair Engineering, seeing it through its $10+ billion sale to Siemens. Mr. Ayyar holds a Ph.D. and M.S. in Electrical Engineering from Johns Hopkins University, an MBA from The Wharton School of the University of Pennsylvania, and a bachelor’s degree in electrical engineering from the Indian Institute of Technology, Bombay.

Jinhy Yoon is a public company director and investor with more than 20 years of experience driving shareholder value through disciplined capital allocation, balance sheet optimization and strategic transactions. She currently serves on the Board of Directors of Clear Channel Outdoor and previously served on the Board of Intelsat S.A., where she served on the Audit and Compensation Committees and oversaw financial reporting and internal controls, helping to guide the company through its sale to SES S.A. in July 2025. Ms. Yoon previously spent 14 years at PIMCO, where she was an Executive Vice President and Credit Analyst and served as Sector Lead for Technology, Media, and Telecommunications, overseeing approximately $30 billion in debt and equity investments. She holds a J.D. from Columbia University School of Law and a B.A. in Accounting from University of Notre Dame.

Mr. Ayyar and Ms. Yoon will be compensated under the Company’s non-employee director compensation policy as in effect from time to time, as most recently described in the Company’s 2025 proxy statement filed with the Securities and Exchange Commission on July 25, 2025. Mr. Ayyar and Ms. Yoon will also enter into the Company’s standard form of director and officer indemnification agreement. In connection with their appointments, Mr. Ayyar and Ms. Yoon were each appointed to serve on the Strategic Review Committee of the Board.

Other than the Cooperation Agreement, there is no other arrangement or understanding pursuant to which Mr. Ayyar or Ms. Yoon will be appointed as a director of the Company. There are no related person transactions between the Company and either of Mr. Ayyar or Ms. Yoon.

Also on May 6, 2026, the Company entered into a Cooperation Agreement (the “Cooperation Agreement”) with Carronade Capital Management, LP (“Carronade”) and the other persons and entities listed on Schedule A thereto (together with Carronade, the “Investor Group”) regarding the appointment of Mr. Ayyar and Ms. Yoon and the expansion of the size of the Board as described above. Also pursuant to the Cooperation Agreement, the Investor Group agreed to abide by certain voting commitments, customary standstill obligations and mutual non-disparagement provisions, which obligations will remain in effect until the earlier of (i) the date that is thirty (30) calendar days prior to the last day of the advance notice period for the submission by stockholders of non-proxy access director nominations for the 2027 Annual Meeting or (ii) the date that is one hundred (100) days prior to the first anniversary of the Company’s 2026 annual meeting of stockholders (the “Standstill Period”). Unless otherwise mutually agreed in writing by each party, the Cooperation Agreement will terminate on the earliest to occur of (x) the termination of the Standstill Period, (y) the announcement of the execution of definitive transaction documents with respect to an Extraordinary Transaction (as such term is defined in the Cooperation Agreement) that requires shareholder approval, and (z) an increase in the size of the Board to more than ten (10) directors.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 7, 2026, the Company issued a press release announcing the appointments of Mr. Ayyar and Ms. Yoon to the Board and the entry into the Cooperation Agreement. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01, including Exhibit 99.1, of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Cooperation Agreement, dated as of May 6, 2026, by and among Viasat, Inc., Carronade Capital Management, LP and the other persons and entities listed on Schedule A thereto.

99.1	Press Release dated May 7, 2026 of Viasat, Inc.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viasat, Inc.

Date: May 7, 2026	By:	/s/ Brett Church
	Name:	Brett Church
	Title:	Associate General Counsel